EXHIBIT 10.1

                              SECOND AMENDMENT TO

                              INVESTMENT AGREEMENT
                              --------------------


     This Second Amendment, dated as of January 30, 2001 (this "Second Amendment"), to the Investment Agreement, dated as of June 9, 2000, as amended by the First Amendment, dated as of September 11, 2000 (together, the "Investment Agreement"), is made by and between TiVo Inc., a Delaware corporation (the "Company"), and America Online, Inc., a Delaware corporation (the "Purchaser"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Investment Agreement.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Section 7.8 of the Investment Agreement provides for the amendment of the Investment Agreement upon the written consent of the Company and the Purchaser;

     WHEREAS, Section 1.4 of the Investment Agreement provides for a certain portion of the Escrowed Funds to be designated as Earmarked Funds to be used exclusively in accordance with Section 8.2 of the Product Integration and Marketing Agreement (the "Commercial Agreement");

     WHEREAS, the Purchaser has agreed to release a certain portion of the Escrowed Funds to the Company upon terms and conditions agreed to by the Purchaser and the Company;

     WHEREAS, the Company has issued Warrants pursuant to Section 1.3 of the Investment Agreement and, in connection with the release of Escrowed Funds, the Company and the Purchaser have agreed to amend certain provisions of certain of the outstanding Warrants;

     WHEREAS, the Company and the Purchaser desire to amend certain provisions of the Investment Agreement;

     NOW THEREFORE, the parties hereto agree as follows:

     1. Amendment to Section 1.4.  Section 1.4 of the Investment Agreement is
        ------------------------
hereby amended by deleting such section in its entirety and substituting therefor the following:

          "(a) The Company has deposited ninety-one million, five hundred thousand dollars ($91,500,000) of the proceeds received by the Company in the Share Purchase into an interest-bearing escrow account (the "Escrow Account") pursuant to the Escrow Agreement, dated as of September 11, 2000 (the "Escrow Agreement"), by and among U.S. Trust Company, National Association (the "Escrow Agent"), the Purchaser and the Company. The Purchaser and the Company shall direct the Escrow Agent to release to the Company from the Escrow Account funds in an aggregate amount of forty-three million, five hundred thousand dollars ($43,500,000). All amounts remaining in the Escrow Account after such release, together with all interest earned on any amounts held in the Escrow Account (all such funds and interest, the "Escrowed Funds"), shall be held as a trust fund and not subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and distributed in accordance with the terms hereof and the Escrow Agreement.

          Upon release to the Company in accordance with Section 1.4(b) and the terms of the Escrow Agreement, forty-eight million dollars ($48,000,000) of the Escrowed Funds shall be designated as "Earmarked Funds" and used exclusively in accordance with Section 8.2 of the Commercial Agreement, and any additional Escrowed Funds shall be released to the Company and may be used by the Company for any purpose whatsoever. At any time that this Agreement provides for the Escrowed Funds to be released from the Escrow Account, both parties agree to take any action required under the Escrow Agreement to cause the release of the Escrowed Funds.

           (b) If (i)(x) the bona fide commercial release and deployment ("Set Top Box Launch") of the Integrated Product (as defined in the Commercial Agreement) has not occurred by December 31, 2001, or such later date as may be mutually agreed by the Company and the Purchaser pursuant to Section 3.6 of the Commercial Agreement or otherwise (the "Planned Launch Date"), and
     (y) the Purchaser has not committed a Material Breach (as defined in the Commercial Agreement) of the Commercial Agreement that has not been cured or waived at such time, or (ii) the Company breaches its obligations pursuant to Section 6.9, Section 6.10 or Section 6.13 of this Agreement (collectively, the "Financial Covenants"), then the Purchaser shall have the option (the "Put Option"), exercisable for a period of ninety (90) days following the Planned Launch Date or each such breach, as the case may be, subject to the further provisions set forth herein, to require the Company, exercisable by written notice to such effect to the Company, to repurchase that number of Preferred Shares having an initial liquidation value equal to the amount of the Escrowed Funds at such time (excluding any interest included therein) (the "Put Amount") and, if all the Preferred Shares then outstanding have an aggregate initial liquidation value of less than the Put Amount, then the Purchaser may also require the Company to repurchase a number of shares of Common Stock held by the Purchaser having a value (calculated as the product of the number of shares of Common Stock and the Common Stock Price paid by the Purchaser) equal to the difference between the aggregate initial liquidation value of the Preferred Shares, if any, and the Put Amount. The aggregate purchase price for the repurchase of Shares pursuant to this Section 1.4(b) shall be deemed paid by the release to the Purchaser of all the Escrowed Funds (including all interest included therein); provided that the amount of the interest earned on funds
               --------
     deposited into the Escrow Account to be released to the Purchaser shall be reduced by the amount of dividends actually paid in cash to the Purchaser on the Preferred Shares, subject to a maximum equal to the amount of all such interest. Notwithstanding the foregoing, in the event that the Set Top Box Launch occurs after the Planned Launch Date, but prior to the exercise of the Put Option, the Put Option under clause (i) above shall immediately expire and be of no further force of effect.

          In the event that the Put Option is exercised in accordance with the terms of this Section 1.4(b), the closing of such repurchase shall occur as soon as practicable following delivery of the Purchaser's notice of exercise, subject to the receipt of necessary governmental approvals. The Company agrees to use its best efforts to obtain all such governmental approvals and take all such other actions as shall be required to consummate such repurchase. At such closing, the Purchaser shall deliver to the Company certificates representing the Shares to be repurchased and the Company shall deliver to the Purchaser and the Escrow Agent under the Escrow Agreement any notice of release or other instrument reasonably requested by either of them to effectuate the release of the Escrowed Funds (including all interest earned thereon, subject to the proviso in the second sentence of this Section 1.4(b)) in accordance with the terms of the Escrow Agreement and this Section 1.4(b). It is agreed that, in the event the Purchaser is entitled to exercise the Put Option pursuant to clause
     (ii) of the first sentence of this Section 1.4(b), such exercise shall be in addition to and without limiting any other remedy or right, whether at law or equity, that the Purchaser may have as a result of the breach of a Financial Covenant.

          (c) If the Set Top Box Launch occurs prior to December 31, 2001, the Company shall be entitled to receive from the escrow under the Escrow Agreement all Escrowed Funds. Forty-eight million dollars ($48,000,000) of the Escrowed Funds released to the Company shall be designated as Earmarked Funds and used exclusively in accordance with Section 8.2 of the Commercial Agreement and any additional Escrowed Funds shall be released to the Company and may be used by the Company for any purpose whatsoever.

     2.  Agreement to Amend the Escrow Agreement.  In order to effectuate the
         ---------------------------------------
foregoing, the Company and the Purchaser hereby agree to execute and deliver an amendment to the Escrow Agreement in the form of Exhibit A hereto (the "Escrow
                                                 ---------
Agreement Amendment"), with such changes and additions as shall be requested by the Escrow Agent and reasonably acceptable to the Company and the Purchaser.

    3.  Amendment to the Warrants.  In consideration for the release of the
        -------------------------
Escrowed Funds in accordance herewith and the other amendments effectuated hereby, the Company hereby agrees that it shall amend (i) the TiVo Inc. Stock Subscription Warrant No. VW-A-1, dated September 13, 2000, issued to the Purchaser (the "VW-A-1 Warrant") and (ii) the TiVo Inc. Stock Subscription Warrant No. VW-B-1, dated September 13, 2000, issued to the Purchaser (the "VW-B-1 Warrant" and, together with the VW-A-1 Warrant, the "VW Warrants"), to reflect certain changes in the exercise price of each VW Warrant as set forth below. The Company shall deliver to the Purchaser an amended and restated form of each warrant against delivery for cancellation of each warrant amended hereby (the "Amended Warrants"). The Amended Warrants shall be in the forms of Exhibits
                                                                        --------
B and C hereto. The Purchaser shall not be obligated to pay any additional
-     -
consideration for the delivery of the Amended Warrants.

     (a) The TiVo Inc. Stock Subscription Warrant No. VW-A-1, dated September 13, 2000, issued to the Purchaser is hereby amended by (i) deleting from the first paragraph thereof the words "at a price per share (the "Warrant Price") of $23.10625" and (ii) substituting in lieu thereof "at a price per share (the "Warrant Price") of $7.29."

     (b) The TiVo Inc. Stock Subscription Warrant No. VW-B-1, dated September 13, 2000, issued to the Purchaser is hereby amended by (i) deleting from the first paragraph thereof the words "at a price per share (the "Warrant Price") of $30.00" and (ii) substituting in lieu thereof "at a price per share (the "Warrant Price") of $7.29."

     4.  Representations and Warranties of the Company.
         ---------------------------------------------

     (a) Organization Good Standing and Qualification.  The Company is a
         --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Second Amendment and the Escrow Agreement Amendment and the Amended Warrants (collectively, the "Related Agreements"), to carry out the provisions of this Second Amendment and the Related Agreements, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company or its business, assets, financial condition, prospects, liabilities or results of operations (a "Material Adverse Effect").

     (b) Authorization; Binding Obligations.
         ----------------------------------

     (i) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Second Amendment and the Related Agreements and the performance of all obligations of the Company hereunder and thereunder has been taken. Each of this Second Amendment and the Related Agreements are valid and binding obligations of the Company enforceable in accordance with their terms, except
(1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (2) general principles of equity that restrict the availability of equitable remedies. The subsequent exercise of the Amended Warrants and the issuance of shares of Common Stock upon exercise thereof (the "Warrant Shares") are not and will not be subject to any preemptive rights or rights of first refusal.

     (ii) Other than filings which may be necessary pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Second Amendment.

     (c)  Compliance with Other Instruments.  The Company is not in violation or
          ---------------------------------
default under (i) any term of its Restated Certificate or Bylaws, (ii) any law, ordinance, statute, rule or regulation or court order, judgment or decree or
(iii) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or any statute, rule or regulation applicable to the Company which in the case of clause (iii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or which could have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated by this Second Amendment or the Related Agreements. The execution, delivery, and performance of and compliance with this Second Amendment and the Related Agreements, and the issuance of the Warrant Shares pursuant to the Amended Warrants will not result in any such violation or default under clauses (i), (ii) or (iii) of the foregoing sentence, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     (d)  Absence of Certain Changes.  Since September 30, 2000, (i) no event,
          --------------------------
change or circumstance has occurred which would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company has carried on its business in the ordinary course consistent with past practices.

          5.  Representations and Warranties of the Purchaser.
              -----------------------------------------------

     (a) Organization Good Standing and Qualification.  The Purchaser is a
         --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to execute and deliver this Second Amendment and the Related Agreements and to carry out the provisions of this Second Amendment and the Related Agreements.

     (b) Authorization; Binding Obligations.  (i) All corporate action on the
         ----------------------------------
part of the Purchaser, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Second Amendment and the Related Agreements and the performance of all obligations of the Purchaser hereunder and thereunder has been taken. Each of this Second Amendment and the Related Agreements are valid and binding obligations of the Purchaser enforceable in accordance with their terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (2) general principles of equity that restrict the availability of equitable remedies.

     (c) Investment Representations.  The Purchaser understands that neither the
         --------------------------
Amended Warrants nor the Warrant Shares have been registered under the Securities Act. The Purchaser hereby represents and warrants as follows as of the date hereof and, for purposes of paragraphs (iii) and (v) below, as of the date of any exercise of the Amended Warrants:

          (i) Purchaser Bears Economic Risk.  The Purchaser is capable of
              -----------------------------
evaluating the merits and risks of its investment in the Company and by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with such investment and the Amended Warrants and exercise of the Amended Warrants. The Purchaser must bear the economic risk of its investment in the Company indefinitely unless the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Amended Warrants or the Warrant Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

          (ii) Acquisition for Own Account.  The Purchaser has acquired the
               ---------------------------
Amended Warrants, and will acquire the Warrant Shares, if any, for the Purchaser's own account and for investment only, and not with a view towards their distribution.

          (iii)  Accredited Investor.  The Purchaser is an accredited investor
                 -------------------
within the meaning of Regulation D under the Securities Act.

          (iv) Company Information.  The Purchaser has had an opportunity to
               -------------------
discuss the Company's business, management and financial affairs with directors, officers and management of the Company. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

          (v) Rule 144.  The Purchaser acknowledges and agrees that the Amended
              --------
Warrants and, if issued, the Warrant Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          (vi) Address.  The principal address of the Purchaser is 22000 AOL
               -------
Way, Dulles, Virginia, 20166-9323.

     6.  Confidentiality.  With respect to the first press release or other
         ---------------
public announcement by the Company (the "Initial Press Release") and the first filing by the Company with the SEC (the "Initial SEC Release") which, in each case, includes information or statements concerning this Second Amendment, any of the Related Agreements or any other agreements executed in connection herewith or therewith, or the matters contemplated hereby or thereby, the Company shall use its reasonable best efforts to cooperate with the Purchaser, furnish drafts of all such information or statements to the Purchaser, and provide the Purchaser with, in the case of the Initial Press Release, at least one hour and, in the case of the Initial SEC Filing, at least 24 hours, within which to review and comment upon any such information or statement. The Company shall reflect all reasonable comments and requests of the Purchaser received by the Company within the time set forth above in such information or statement prior to the release thereof; provided that the Company shall be entitled to file this Second Amendment, the Related Agreements and any other agreements executed in connection herewith or therewith with the SEC. The Company shall not release or permit the release of any such information or statement unless it has first complied with the foregoing. In the event the Company or any of its affiliates proposes to release any public information or statement (including any SEC filings) with respect to this Second Amendment, any of the Related Agreements or any other agreements executed in connection herewith or therewith, or the matters contemplated hereby or thereby which is materially different in substance, prominence or context from the Initial Press Release or the Initial SEC Filings, then the Company shall be required to provide the Purchaser with the 24-hour advance notice and comment period in accordance with the foregoing prior to releasing any such information or statement.

     7. Counterparts. This Second Amendment may be executed simultaneously or in
        ------------
any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

     8.  Effective Date; No Other Amendments.  Each of the parties hereto
         -----------------------------------
agrees that the amendments to the Investment Agreement contained herein shall be effective as of the date and year first above written upon execution of this Second Amendment by each party hereto. Except as expressly amended hereby, the provisions of the Investment Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Investment Agreement to "this Agreement" shall be read as references to the Investment Agreement, as amended by the First Amendment and this Second Amendment.

     9.  Construction and Governing Law.  This Second Amendment shall be
         ------------------------------
construed together with, and as a part of, the Investment Agreement and shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements to be performed entirely in such state.

                                     * * *

     IN WITNESS WHEREOF, each of the undersigned has executed this Second Amendment dated as of the date first written above.

                              TIVO INC.


                              By: /s/ DAVID H. COURTNEY
                                  ----------------------------------
                                  Name:  David H. Courtney
                                  Title: Senior Vice President, Finance &
                                         Administration


                              AMERICA ONLINE, INC.


                              By: /s/ LYNDA CLARIZIO
                                  ------------------------------------
                                  Name:  Lynda Clarizio
                                  Title: Senior Vice President

                                                                       Exhibit A


                      FIRST AMENDMENT TO ESCROW AGREEMENT

     This FIRST AMENDMENT, dated as of January 30, 2001 (this "First Amendment"), to the Escrow Agreement, dated as of September 11, 2000 (the "Escrow Agreement"), is made by and between TIVO INC., a Delaware Corporation (the "Company"), AMERICA ONLINE, INC., a Delaware corporation (the "Purchaser"), and U.S. TRUST COMPANY, NATIONAL ASSOCIATION (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Escrow Agreement.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Section 8 of the Escrow Agreement provides for the amendment of the Escrow Agreement upon the written consent of the Company, the Purchaser and the Escrow Agent;

     WHEREAS, the Purchaser and the Company are parties to the Investment Agreement, dated as of June 9, 2000, as amended by the First Amendment, dated as of September 11, 2000, and as amended by the Second Amendment, dated as of January 30, 2001 (as so amended, the "Investment Agreement");

     WHEREAS, pursuant to the Second Amendment to the Investment Agreement, the Purchaser and the Company have agreed to direct the Escrow Agent to release certain Escrowed Funds to the Company;

     WHEREAS, the Company, the Purchaser and the Escrow Agent desire to amend certain provisions of the Escrow Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

1.  Amendment to Section 3.  Section 3 of the Escrow Agreement is hereby amended
    ----------------------
by inserting the following new paragraph (c):

          "(c) Release of Escrowed Funds at the Direction of the Company and the Purchaser. All of the Escrowed Funds, or any portion thereof, shall be released by the Escrow Agent to the Company, the Purchaser or a third party, by wire transfer of immediately available funds to such account as the Company and the Purchaser shall designate in writing, upon receipt by the Escrow Agent of written instructions ("Joint Release Instructions") signed by both the Company and the Purchaser that (i) certify that both the Company and the Purchaser agree upon the release of the Escrowed Funds to the account designated, (ii) specify the amount of the Escrowed Funds to be released and (iii) specify the account information of the account to which the Escrowed Funds shall be transferred."

2.   Agreement to Release Escrowed Funds.  Pursuant to the Joint Release
     -----------------------------------
Instructions attached as Annex A hereto, the Purchaser and the Company hereby direct the Escrow Agent to release Escrowed Funds in the amount of forty-three million, five hundred thousand dollars ($43,500,000) to the Company.

3.   Governing Law.  This First Amendment shall be governed by and construed in
     -------------
accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

4.   Confidentiality.  With respect to the first press release or other public
     ---------------
announcement by the Company (the "Initial Press Release") and the first filing by the Company with the SEC (the "Initial SEC Release") which, in each case, includes information or statements concerning this First Amendment, any of the Related Agreements (as defined in the Second Amendment to the Investment Agreement) or any other agreements executed in connection herewith or therewith, or the matters contemplated hereby or thereby, the Company shall use its reasonable best efforts to cooperate with the Purchaser, furnish drafts of all such information or statements to the Purchaser, and provide the Purchaser with, in the case of the Initial Press Release, at least one hour and, in the case of the Initial SEC Filing, at least 24 hours, within which to review and comment upon any such information or statement. The Company shall reflect all reasonable comments and requests of the Purchaser received by the Company within the time set forth above in such information or statement prior to the release thereof; provided that the Company shall be entitled to file the Second Amendment, the Related Agreements and any other agreements executed in connection herewith or therewith with the SEC. The Company shall not release or permit the release of any such information or statement unless it has first complied with the foregoing. In the event the Company or any of its affiliates proposes to release any public information or statement (including any SEC filings) with respect to this First Amendment, any of the Related Agreements or any other agreements executed in connection herewith or therewith, or the matters contemplated hereby or thereby which is materially different in substance, prominence or context from the Initial Press Release or the Initial SEC Filings, then the Company shall be required to provide the Purchaser with the 24-hour advance notice and comment period in accordance with the foregoing prior to releasing any such information or statement .

5.  Counterparts.  This First Amendment may be executed in two or more
    ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.  Effective Date; No Other Amendments.  Each of the parties hereto agrees that
    -----------------------------------
the amendments to the Escrow Agreement contained herein shall be effective as of the date and year first above written upon execution of this First Amendment by each party hereto. Except as expressly amended hereby, the provisions of the Escrow Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Escrow Agreement to "this Agreement" shall be read as references to the Escrow Agreement, as amended by this First Amendment.

     IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed by a duly authorized officer as of the day and year first written above.

                              AMERICA ONLINE, INC.


                              By: _____________________________
                                  Name:
                                  Title:

                              TIVO INC.


                              By: _____________________________
                                  Name:
                                  Title:

                              U.S. TRUST COMPANY, NATIONAL
                              ASSOCIATION


                              By: _____________________________
                                  Name:
                                  Title:

                                                                         Annex I

                           JOINT RELEASE INSTRUCTIONS

     JOINT RELEASE INSTRUCTIONS, dated ______, made by TIVO INC. (the "Company") and AMERICA ONLINE, INC. (the "Purchaser") pursuant to the Escrow Agreement, dated as of September 11, 2000, as amended by the First Amendment, dated as of January 30, 2001 (the "Escrow Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Escrow Agreement.

     1. The Company and the Purchaser agree that Escrowed Funds in an aggregate amount of ___________________ shall be released as set forth herein.

     2. The Escrow Agent is hereby directed to release ____________________ to the following account of ____________________:
     [Account Information]

     3. The Escrow Agent is hereby directed to release ____________________ to the following account of ____________________:
          [Account Information]

                              AMERICA ONLINE, INC.


                              By: _____________________________
                                  Name:
                                  Title:


                              TIVO INC.

                              By: _____________________________
                                  Name:
                                  Title: